EXHIBIT 3.1A

                                 CATHTECH GROUP
                           ARTICLES OF INCORPORATION


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3.1A-1
                                STATE OF FLORIDA
                               Department of State



I certify the attached is a true and correct copy of the Articles of Amendment, Filed on August 30, 1999, to Articles of Incorporation for CATHTECH GROUP, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P99000074437.

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3.1A-2

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              CATHTECH GROUP, INC.


1.Article 4 of the Articles of Incorporation of CathTech Group, Inc. is amended As follows:

4. The aggregate number of shares which the corporation shall Have authority to issue is 10,000,000 shares of common voting
           Stock having a par value of $1.00 per share and 1,000,000 shares Of preferred stock having a par value of $1,000 per share.

2. The foregoing amendment was adopted unanimously by all of the shareholders And directors of the corporation authorized to vote on such an amendment as of the 26th day August, 1999.

IN WITNESS WHEREOF, the undersigned Secretary of the corporation has executed These Articles of Amendment on August 26, 1999.




Signature: __________________________________

Alan Rabin, Secretary

STATE OF FLORIDA
COUNTY OF VOLUNIA

      The foregoing instrument was acknowledged before me this 27th day of August, 1999, By Alan Rabin, as Secretary of CathTech Group, Inc., a Florida corporation, on behalf of the Corporation. He is personally known to me or has produced _____________________ as Identification.


                                 NOTARY PUBLIC:


                                    Sign: _______________________________

                                    Print: _______________________________
                                                    State of Florida At Large
                                                                          (Seal)
                                                          My Commission Expires:

                                    Title/Rank: ____________________________

                                    Commission Number: ____________________




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3.1A-3

                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

August 20, 1999


UCC FILING & SEARCH SERVICES




The Articles of Incorporation for CATHTECH GROUP, INC. were filed on August 20, 1999 and assigned document number P99000074437. Please refer To the number whenever corresponding with this office regarding the above Corporation. The certification you requested is enclosed.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS
ESSENTIAL TO MAINTANING YOUR CORPORATE STATUS. FAILURE TO
DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER, FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE FEI NUMBER IN TIME TOFILE THE ANNUAL REPORT AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPROT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office At the address given below.

Alan Crum, Document Specialist
New Filing Section                        Letter number: 699A00042008




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3.1A-4



                                STATE OF FLORIDA
                               Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of CATHTECH GROUP, INC., a Florida corporation, filed on August 20, 1999, as shown by the records of this office.

The document number of this corporation is P99000074437.






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3.1A-5

                            ARTICLES OF INCORPORATION
                                       OF
                              CATHTECH GROUP, INC.

                              A Florida Corporation


                                    ARTICLE 1

                                      NAME

      The name of this corporation is: CathTech Group, Inc.

                                    ARTICLE 2

                                    DURATION

The duration of this corporation is perpetual. The date and time of commencement
of  the  corporate   existence  is  the  time  of  filing  of  the  articles  of incorporation by the Department Of State of the State of Florida.

                                    ARTICLE 3

                                GENERAL PURPOSES

            The general purposes for which this corporation is initially organized are to engage in any or all-lawful business for which corporations may be incorporated under Florida law.

                                    ARTICLE 4

                                     SHARES

            The aggregate number of shares, which the corporation shall have authority to issue, is 2,500,000 shares of common voting stock having a par value of $1.00 per share.



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3.1A-6

                                    ARTICLE 5

                      PRINCIPAL OFFICE AND REGISTERED AGENT

            The street address of the principal office of the corporation is 3 Commerce Blvd. Palm Coast, FL 32164. The name and address of the initial registered agent of the corporation is Palmetto Charter Services, Inc., 150 Magnolia Avenue (Post Office Box 2491), Daytona Beach, Florida 32115-2491.

                                    ARTICLE 6

                                    DIRECTORS

            The number of directors constituting the initial board of directors is one (1) and the Name and address of each person who is to serve as a member thereof is as follows:

                  Alan Rabin
                  3 Commerce Blvd.
                  Palm Coast, FL 32164

            The number of directors may be changed from time to time in accordance with the Bylaws.

                                    ARTICLE 7

                                  INCORPORATOR

            The name and address of the incorporator and subscriber to 1,000 shares of the common Voting stock of this corporation is as follows:

                  Alan Rabin
                  3 Commerce Blvd.
                  Palm Coast, FL 32164




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3.1A-7

IN WITNESS WHEREOF, the undersigned incorporator does hereby execute and acknowledge these articles this 15th day of August, 1999.


--------------------------------

Alan Rabin

STATE OF FLORIDA
COUNTY OF VOLUSIA

      The foregoing instrument was acknowledged before me this 19th day of August, 1999, by Alan Rabin, who is personally known to me or has produced ________________________________ as identification.

NOTARY PUBLIC:


Sign: ________________________________


Print: ________________________________

State of Florida At Large

(Seal)

My Commission Expires:


Title/Rank: _____________________________


Commission Number:
--------------------

SEAL


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31.A-8

                       CERTIFICATE DESIGNATING REGISTERED
                          AGENT AND STREET ADDRESS FOR
                               SERVICE OF PROCESS


      Pursuant to Section 48.091, Florida Statutes, CATHTECH GROUP, INC. hereby Designates Palmetto Charter Services, Inc. and 150 Magnolia Avenue, (P.O. Box
2491), Daytona Beach, Florida 32115-2491, as its registered agent and the street address of its registered office, respectively, for service of process within the State of Florida.

                                           CATHTECH GROUP, INC.


                                           By: ________________________________
                                                 Incorporator

                            ACCEPTANCE OF DESIGNATION


      I hereby accept the foregoing designation as registered agent of Cathtech Group, Inc. for the service of process within the State of Florida.


                                             PALMETTO CHARTER SERVICES, INC.



                                             By: ______________________________
                                                   Thomas S. Hart
                                                   vice President
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